EXHIBIT 10.26

                              SETTLEMENT AGREEMENT

THIS AGREEMENT, entered into and effective as of the latest date indicated in the signature block at the foot of this Agreement, is by and between Lifestream Technologies, Inc. ("Lifestream"), a Nevada corporation with a post office address at 510 Clearwater Loop, Suite 101; Post Falls, Idaho 83854; and Polymer Technology Systems, Inc. ("Polymer"), an Indiana corporation with a post office address 7736 Zionsville Road, Indianapolis, Indiana 46268.

                                   BACKGROUND

WHEREAS Polymer and Lifestream are parties to patent infringement litigation Civil Action No. CIV00-0300-N-MHW presently stayed before the United States District Court for the District of Idaho, which had entered a Judgment to which the parties stipulated in favor of Polymer;

         WHEREAS the United States Court of Appeal for the Federal Circuit in Appeal No. 03-1630 on August 25, 2004 reversed-in-part and affirmed-in-part the district court's claim construction, vacated the judgment of noninfringement and remanded the case for further findings to determine whether Polymer infringes claim 1 of United States Patent No. 5,135,716 ("716 Patent") under the correct claim construction;

         WHEREAS the stay ordered by the District Court is scheduled to expire sixty (60) days following the entry of the Order by the Court of Appeals; and

         WHEREAS, the parties are desirous of bringing the litigation to an end under mutually agreeable terms;

         NOW THEREFORE, in consideration of the performance by each of the parties-of the terms set forth herein, the parties hereto, intending to be legally bound, mutually agree as follows:

                               TERMS OF AGREEMENT

         I. DISMISSAL OF LITIGATION

         1.1 The parties will file a stipulation of dismissal, With Prejudice, and with each party to bear its own costs, of all claims and counterclaims in Civil Action No. CIV00-0300-N-MHW pursuant to Federal Rules of Civil Procedure

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41  without  any  statement  regarding  whether  the  '716  patent  is  valid or infringed, and without the entry of a Settlement Agreement or any other commentary into the court record.

         1.2 Neither party will receive any compensation from the other party concerning activities occurring prior to this Agreement.

         II. License

         2.1 Lifestream hereby grants Polymer a non-exclusive, non-terminable, non-transferable, non-sub-licensable (except to parties who manufacture products for Polymer) License under the 716 Patent (the "License").

         2.2 The parties will negotiate in good faith to reach a mutually acceptable original equipment manufacturer (OEM) dry chemistry test strip supply agreement that will (a) govern the products, prices, payment terms, and related considerations under which Polymer will become an OEM for Lifestream, and which
(b) will address how Polymer will for limited periods sell its HDL test strip products ("HDL Products") other than its lipid panel products, with reasonable protections for Lifestream in the retail store over-the-counter market in the United States ("OTC"). The Parties acknowledge that Internet-based sales are not part of OTC.

         2.3 In the event that the parties do not ultimately enter into an OEM agreement for any reason, or if after entering into such agreement Lifestream terminates for any reason, the License will become a fully paid, unencumbered License in all markets effective after December 31, 2007

         2.4 This Agreement will automatically  terminate upon expiration of the
716  Patent,   a  final,   non-appealable   judgment   that  it  is  invalid  or
unenforceable, or such other time as mutually agreed by the parties.


         III. Royalties and Payments

         3.1 Polymer will pay Lifestream a Royalty equal to [_______($___)]* per each dry chemistry HDL Products test strip sold in the OTC market on or

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* Information has been redacted and is the subject of a request for Confidential
Treatment filed with the SEC.

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after the date of this Agreement provided,  however,  that the  [_______($___)]*
per  strip  rate  shall  only  apply   while  the  market   price   stays  above
[_______($___)]* per strip. If the market price falls below [_______($___)]* per strip, the Royalty rate will be reduced to [_________($___)]* per strip.

         The parties acknowledge that a test strip that measures total cholesterol, of which a fraction is HDL, but does not measure HDL independently is not considered an HDL Product. The parties acknowledge that a test strip, such as a full lipid panel test strip, that measures HDL independently along with other blood components is an HDL Product.

         3.2 The Royalty will not apply to HDL Products sold by Polymer outside the OTC market, nor to Polymer's sales, if any, to Lifestream.

         3.3 The Royalty will not apply to Polymer's full lipid panel products OTC sales after December 31, 2005.

         3.4 Royalty Payments under this Agreement will be based on revenues actually received by Polymer, will be computed on a calendar quarterly basis, and will be due and payable to Lifestream thirty (30) days after the end of each quarter for revenues actually received by Polymer during the immediately preceding calendar quarter. A final Royalty Payment will be due and payable to Lifestream thirty (30) days after termination of this Agreement.

         3.5 Polymer will keep appropriate accounting records of revenues actually received from OTC sales of HDL Products.

         3.6 Polymer will accompany each Royalty Payment with a written Royalty Report stating the revenues received by Polymer from OTC sales of HDL Products and showing the computation of the Royalty Payment.

         3.7 If Polymer OTC sales of HDL Products subject to Royalty Payments during a particular quarter result in a Royalty Payment obligation of $100 or less, then Polymer need not provide Lifestream with a Royalty Report.

         3.8 Lifestream will have the right to reasonably audit the records of Polymer supporting the computation of the Royalty Payments. In the event that any audit reveals an underpayment of any Royalty Payment of ten percent (10%)

----------
* Information has been redacted and is the subject of a request for Confidential Treatment filed with the SEC.


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or more, then Polymer will reimburse Lifestream the actual, out-of-pocket costs associated with the audit.

         IV. MANUFACTURE AND MARKETING

         4.1 Lifestream will have no responsibilities, obligations, or rights in the Polymer intellectual property relating to the manufacture or sale of HDL Products

         4.2 Polymer will affix appropriate patent markings identifying the 716 Patent pursuant to 35 U.S.C. ss. 287 (a) to HDL Products sold by Polymer in the United States during the term of this Agreement.


         V. PATENT PROSECUTION AND ENFORCEMENT

         5.1 Lifestream will have the exclusive right to maintain, enforce and defend the 716 Patent at its sole discretion. Polymer shall not be required to pay costs or expenses of any kind incurred directly or indirectly by Lifestream, including attorney and expert witness fees, in connection with any enforcement or defense of the 716 Patent.

         5.2 Polymer will promptly notify Lifestream if it becomes aware of any entity that appears to be likely infringing the 716 Patent.

         5.3 In the event of legal action concerning the 716 Patent, each party will provide reasonable assistance to the other party in connection with the legal action.

         5.4 Neither party will be required by this Agreement to become a party to any dispute or litigation of any kind with third parties.

         VI. WARRANTIES AND INDEMNITIES

         6.1 Lifestream warrants that it is the owner of the 716 Patent, that it has paid all fees required to maintain the 716 Patent, and that it has an unencumbered legal right to enter into and perform as required by this Agreement.

         6.2 Polymer warrants that it has an unencumbered legal right to enter into and perform as required by this Agreement.

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         6.3 LIFESTREAM  MAKES NO  REPRESENTATION  OR WARRANTY OF ANY KIND AS TO
THE VALIDITY OF THE 716 PATENT, WHETHER A LICENSED PRODUCT INFRINGES THE 716 PATENT, WHETHER A LICENSED PRODUCT DOES OR DOES NOT INFRINGE ANY PATENT, UTILITY MODEL, OR OTHER RIGHT OF ANY THIRD PARTY, WHETHER ANY PRODUCT DESCRIBED IN THE 716 PATENT IS FUNCTIONAL FOR ANY INTENDED PURPOSE, OR WHETHER ANY PRODUCT DESCRIBED IN THE 716 PATENT 1S MERCHANTABLE.

         6.4 Notwithstanding the provisions of paragraph 6.3, above, Lifestream will indemnify and hold Polymer harmless from all loss, cost, and expense, including reasonable attorney and witness fees, it incurs in responding to any claim, demand, discovery request, subpoena, action, re-examination, or the like which is asserted by a third party concerning the validity or enforceability of the 716 Patent in whole or in part; provided, however, that Polymer will provide Lifestream with reasonable notice of such an event and afford Lifestream an opportunity to avoid or handle such event itself, in whole or in part, prior to incurring any reasonably avoidable expense that Lifestream is responsible for under this paragraph. For the avoidance of doubt, "reasonably avoidable expense" does not include expenses, by way of illustration and without limitation, in connection with responses to written demands, complaints, summonses, subpoenas or the like with deadlines of thirty (30) days or less from actual receipt by Polymer.

         6.5 Polymer indemnifies, holds harmless, and agrees to defend Lifestream with respect to any claim or cause of action arising out of Polymer's manufacture, use, sale or importation of products licensed under this Agreement including, without limitation, personal injury to persons using or misusing the licensed products except to the extent that any such matter involves an assertion of the validity or enforceability, of the 716 Patent in whole or in part.

         6.6  Polymer  indemnifies,   holds  harmless,   and  agrees  to  defend
Lifestream with respect to any right, claim or cause of action arising out of Polymer's sublicensing of its rights under this Agreement except to the extent

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that any such matter involves an assertion of the validity or enforceability of the 716 Patent in whole or in part.

         VII. MISCELLANEOUS

         7.1 All written notices, correspondence and payments under this Agreement will be delivered to the addresses of record first written above. Either party may change its address of record with written notice.

         7.2 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous express or implied promises or understandings related to the subject matter of hereof, and may not be varied, amended, or supplemented except by a writing of even or subsequent date executed by both parties and containing express reference to this Agreement.

         7.3 The failure of either party to enforce at any time any of the provisions of this Agreement, or any rights in respect thereto, will in no way be considered a waiver of such provisions, rights, or elections with respect to subsequent events or in any way to affect the validity and the enforceability of this Agreement.

         7.4 In the event that any provision of this Agreement is declared invalid or legally unenforceable by a court of competent jurisdiction from which no appeal is or can be taken, the invalid provision will be deemed replaced by a similar but valid and legally enforceable provision as near in effect as the invalid or legally unenforceable provision, and the remainder of this Agreement will be deemed modified to conform thereto and will remain in effect.

         7.5 Lifestream may assign its rights and responsibilities under this Agreement in whole or in part; provided, however, in the event the parties enter into an OEM agreement as contemplated by ss.2.2 above, all issues relating to assignment of rights under the OEM Agreement will be addressed by the OEM Agreement.

         7.6 Polymer may not assign or otherwise transfer the License granted under this Agreement except by transfer to a successor corporation through

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merger or acquisition of Polymer, and Polymer may not sublicense its rights except as provided in this Agreement.

         7.7 This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors, and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate, each of which constitutes an original, to be effective as of the latest year and date indicated below.

                           By:  /s/ Robert Huffstodt           Date:  11/12/04
                                --------------------                  --------
                           Polymer Technology Systems, Inc.
                           By: Robert Huffstodt
                           Title: President

                           By:   /s/ Christopher Maus          Date:  11/16/04
                                 --------------------                 --------
                           Lifestream Technologies, Inc.
                           By: Christopher Maus
                           Title: President

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